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                                                                EXHIBIT 10.7

                                PROMISSORY NOTE


U.S. $9,000,000.00                                                MIAMI, FLORIDA
                                                              December 21 , 1995


         FOR VALUE RECEIVED, ACP-ATRIUM CG, LIMITED PARTNERSHIP, a Florida limited partnership, having an office at 3440 Hollywood Boulevard, #420, Hollywood, Florida 33021 (the "Maker"), promises to pay to the order of THE WACKENHUT CORPORATION, a Florida corporation, its successors and assigns (the "Lender"), the principal sum of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00) (the "Principal Amount"), together with interest thereon (computed daily on the outstanding principal balance of this Note) at a daily rate, expressed as a fraction the denominator of which is three hundred sixty five (365), and the numerator of which is six and one-half percent (6.5%), per annum.

         The principal and interest due under this Note shall be payable in lawful money of the United States of America to the order of Lender at 1500 San Remo Avenue, Coral Gables, Florida or at such other place as may be designated in writing by Lender, as follows:

         Monthly installments equal to one hundred percent (100%) of the Maker's Net Cash Flow (as hereinafter defined) for the preceding month, shall be due and payable on the 15th day of each month beginning February 15, 1996. The "preceding month" as used herein shall mean the preceding calendar month except with respect to the first installment due February 15, 1996 which shall include 100% of Maker's Net Cash Flow (as hereinafter defined) commencing on the date hereof through and including January 31, 1996.

         Such monthly installments shall continue until the entire indebtedness evidenced by this Note is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable in full on December 21, 1997 (the "Final Payment Date").

         Each monthly installment shall be applied first to accrued interest on the unpaid Principal Amount, then to late charges, if any, and then to the repayment of any deferred interest which has been capitalized and added to the Principal Amount as set forth below, provided, however, that each monthly installment may be applied by the Lender to the repayment of any sums advanced by the Lender pursuant to the terms of the Mortgage (as hereinafter defined). Prior to default and acceleration of the entire Principal Amount, accrued interest remaining unpaid after application of each monthly installment as set forth above shall be added to the Principal Amount hereof as of the 15th day of each
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month and shall thereafter bear interest at the interest rate set forth above until paid.

         The Maker shall deliver to Lender with each such monthly installment a statement of Maker's Operating Income, Operating Expenses and Net Cash Flow (as such terms are hereinafter defined) computed on a cash basis in accordance with generally accepted accounting principles, consistently applied, covering the preceding month and certified by an officer of Maker to be accurate and complete. In addition, Maker shall deliver to Lender within ninety (90) days after the end of each calendar year commencing with calendar year 1996, an annual financial and operating statement covering the Property (as hereinafter defined) in such detail as may be reasonably required by Lender, certified as accurate and complete by an officer of Maker, including the current rent roll, the gross income received, all operating expenses, the net operating income and depreciation for federal income tax purposes. Furthermore, Maker shall deliver to Lender a copy of Maker's federal income tax return at the time the return is filed with the Internal Revenue Service (but not later than July 1 of each calendar year). Failure by Maker to deliver the statements and income tax returns by the dates required above shall constitute a default under this Note.

         For purposes of this Note, the following terms shall have the following meanings:

"Affiliate" or "Affiliates" shall mean a person or entity controlling, controlled by or under common control of the Maker.

"Capital Expenditure" shall mean any expenditure which is capitalized under generally accepted accounting principles.

"Leasing Costs" shall mean any leasing commission, cash tenant allowance, amount loaned to a tenant (provided such loan was made in connection with such tenant's status as a tenant and in connection with a lease agreement with such tenant), "free rent", reduced rent, or other income concession, the cost of any refurbishment, build-out, or improvement to the premises leased to a tenant or other out of pocket cost or expense of Maker allocable to a lease.

"Net Cash Flow" shall mean for the preceding month, the amount, if any, by which Operating Income for such period exceeds Operating Expenses for such period.

"Operating Expenses" shall mean for the preceding month, all expenses, computed on a cash basis in accordance with generally accepted accounting principles, consistently applied, paid by Maker during such period in connection with the operation of the Property, as follows:





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         (a) expenses in connection with the cleaning, repair, maintenance, decoration and painting of the Property, net of any insurance proceeds in respect of any of the foregoing;

         (b) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for on-site building personnel, up to and including the level of the on-site building manager, engaged in the repair, operation and maintenance of the Property and service to tenants;

         (c) management fees at prevailing market rates except that if any such fees are paid to an Affiliate of Maker then management fees in excess of 6% of the Operating Income shall be excluded to the extent such fees are not included in Operating Income.

         (d) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services and the cost of building and cleaning supplies;

         (e) all taxes (including, without limitation, real estate taxes, personal or other property taxes and all sales, value added, use and similar taxes), assessments, water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, of every character that may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (a) the Property or any part thereof or any rent therefrom or (b) any occupancy, use, leasing or possession of the Property or any part thereof or any gross receipt thereof or of the rent therefrom. Notwithstanding the foregoing, there shall be excluded from taxes as defined herein any income, profits or revenue tax upon the income of Maker or any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Maker.

         (f) rent, liability, casualty and fidelity insurance premiums (which in the case of any policies covering multiple properties, shall be allocated to the Property pro rata in proportion to the insured value of the properties covered by such policies);

         (g) legal and accounting fees directly related to the operation of the Property based on a reasonable allocation of such fees and expenses by Maker if not separately charged by such providers;

         (h) all other expenses paid by the Maker which in accordance with generally accepted accounting principles would be included in Maker's annual financial statements for such period as operating expenses of the Property.

         Notwithstanding the foregoing, Operating Expenses shall not include
(i) any Capital Expenditure, Leasing Cost or any





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depreciation or amortization thereof; (ii) interest, principal and premium, if any, paid in respect of this Note or any principal, interest or other indebtedness paid in respect of any other loan to Maker, including without limitation, that certain second mortgage loan made of even date herewith by ALI Inc. to Maker or any renewals, additional advances or replacements thereof or thereunder now or hereafter created, arising or existing; (iii) income taxes of Maker; (iv) any expenses (including legal, accounting and other professional fees) incurred in connection with the purchase, financing or refinancing of all or any portion of the Property or in connection with the recovery of any insurance proceeds related thereto unless and to the extent such expenses exceed the proceeds recovered, or (v) any item of expense otherwise includable in Operating Expenses but paid directly or reimbursed by any tenant (and not included in Operating Income), insurance company or other third party.

"Operating Income" shall mean for any period, all income of Maker, computed on a cash basis and in accordance with generally accepted accounting principles, consistently applied, received during such period from the operation of the Property, including, but not limited to the following:

         (a) all income received by Maker from any person (including an Affiliate of Maker) as rent, charges for electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar items and overtime services, escalation and reimbursement charges, management fees, license fees, payment of interest on and amortization of the principal of any amount loaned to a tenant which qualifies as a "Leasing Cost", and other amounts under leases, license agreements or other agreements relating to the Property pursuant to which space, utilities, facilities or equipment and/or other services are furnished by Maker and parking revenues received by Maker from the operation of the garage constituting part of the Property;

         (b) rent or business interruption insurance proceeds; and

         (c) all other amounts which in accordance with generally accepted accounting principles would be included in Maker's annual financial statements for such period as operating income of the Property.

         Notwithstanding the foregoing, Operating Income shall not include (i) any condemnation or insurance proceeds (other than rent or business interruption insurance proceeds or any award for a temporary taking) or (ii) any proceeds resulting from the transfer, financing or refinancing of all or any portion of the Property, provided the net proceeds received by Maker in respect thereof are expended solely for Capital Expenditures or Leasing Costs.





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"Property" shall mean the real property, including the building and improvements situated thereon, encumbered by the Mortgage in favor of Lender given by Maker of even date therewith as security for this Note, located at 1500 San Remo Avenue, Coral Gables, Florida and commonly known as The Atrium at Coral Gables.

         The payment of this Note shall be secured, inter alia, by a valid, subsisting Purchase Money Real Estate Mortgage, Assignment and Security Agreement by the Maker (the "Mortgage") encumbering certain real property located in Dade County, Florida.

         If default be made in the payment of any installment under this Note or if the Maker violates any of the terms or breaches any of the conditions of the Mortgage or any of the Loan Documents (as such term is defined in the Mortgage) and such default continues beyond the expiration of any cure period applicable thereto, the entire principal sum and accrued interest shall become due and payable without notice at the option of the Lender. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. From and after default and until paid, the principal of this Note and any part thereof, and accrued and unpaid interest, if any, shall bear interest at the rate of twelve (12%) percent per annum (the "Default Rate"). Without limiting the scope or generality of any other obligations of Maker set forth in the Mortgage with respect to attorneys' fees, all parties liable for the payment of this Note agree to pay the Lender hereof reasonable attorneys' fees and paralegal fees for the services and expenses of counsel employed after maturity or default to collect this Note (including any bankruptcy proceedings or appeals relating to such enforcement proceedings), or to protect or enforce its rights in any collateral securing this Note, whether or not suit be brought.

         The principal amount outstanding at any time hereunder may be prepaid in whole or in part without prepayment penalty or premium.

         The remedies of Lender as provided herein, in the Mortgage and in the other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise.

         Maker and all sureties, endorsers and guarantors of this Note hereby waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, in enforcing any of the security rights or in proceeding against any collateral securing this Note, and agree that this Note may be enforced by Lender against them without the necessity at any time of resorting to or exhausting any of the collateral for the Note, and waive the right to require the Lender to proceed against any of the collateral, or to require the Lender to pursue any other remedy or enforce any right.





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         This Note shall be governed by, and construed and enforced according to, the laws of the State of Florida, without giving effect to principles of conflict of law, except where specifically preempted by federal law. Any action brought against the Maker, or any guarantor or indemnitor of the indebtedness or obligations arising under this Note, may be brought, at the Lender's option, in the State or Federal Courts of Dade County, Florida and Maker hereby submits to jurisdiction in such location.

         The Lender may, in determining the maximum rate of interest permitted under applicable law in effect from time to time, take advantage of any law, rule or regulation in effect from time to time available to Lender which exempts Lender from any limit upon the rate of interest it may charge or grants to Lender the right to charge a higher rate of interest than that permitted by Florida Statutes. Notwithstanding the foregoing, the Lender does not intend to violate any applicable usury laws. Accordingly, all agreements between Maker and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the money to be advanced hereunder (including all interest on this Note, all loan fees, and the aggregate of all other amounts taken, reserved or charged pursuant to this Note, or the Mortgage which, under applicable laws is or may be deemed to be interest) exceed the maximum rate allowed by applicable law. If, from any circumstances whatsoever, fulfillment of any Security Document, at the time performance of such obligation shall be due, shall cause the effective rate of interest upon the sums evidenced hereby to exceed the maximum rate of interest allowed by applicable law, then, the obligation to be fulfilled shall be reduced automatically to the extent necessary to prevent that effective rate of interest from exceeding the maximum rate allowable under applicable law and to the extent that the Lender shall receive any sum which would constitute excessive interest, such sum shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal, the excess shall be refunded to the Maker. This provision shall control every other provision of all agreements between the Maker and the Lender.

         THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN EVIDENCED BY THIS NOTE, AND ANY INCREASES, AMENDMENTS, EXTENSIONS, MODIFICATIONS OR RENEWALS THEREOF, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER EXTENDING THIS LOAN, AND ANY INCREASES, AMENDMENTS,





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EXTENSIONS, MODIFICATIONS OR RENEWALS THERETO.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first hereinabove written.




SIGNED, SEALED AND DELIVERED               "MORTGAGOR"
IN THE PRESENCE OF:
                                           ACP-ATRIUM CG, LIMITED
                                           PARTNERSHIP, a Florida
                                           Limited Partnership


                                    By:    ACP-ATRIUM CG, INC., a
                                           Florida corporation, its
                                           general partner


                                           By:
- ---------------------------------             ---------------------------
PRINT NAME OF WITNESS BELOW:               Name:
                                                -------------------------
                                           Title:
- ---------------------------------                ------------------------


- ---------------------------------
PRINT NAME OF WITNESS BELOW:

- ---------------------------------





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STATE OF FLORIDA                  )
                                  )ss:
COUNTY OF                         )

         The foregoing instrument was acknowledged before me this ____ day of ____________, 1995 by _________________________, ________________ of ACP-Atrium
CG, Inc., a Florida corporation, on behalf of the corporation as general partner of ACP-Atrium CG, Limited Partnership. He/she is personally known to me or has produced ____________________ (type of identification) as identification.


My Commission Expires:                        ---------------------------------
                                                         NOTARY PUBLIC


- ----------------------                        Print Name
                                                        ----------------------
                                              Commission No.
                                                            ------------------

                                                             [NOTARIAL SEAL]





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